Exhibit 23.1.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-179835 (including Post-effective Amendment No. 1 thereto) on Form S-3 of our report dated February 28, 2013, relating to the consolidated financial statements of Progress Energy, Inc. and subsidiaries, and the effectiveness of Progress Energy, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Progress Energy, Inc. for the year ended December 31, 2012.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina

February 28, 2013